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                                                                     EXHIBIT 5.1

                               PROSKAUER ROSE LLP

                                 1585 BROADWAY

                            NEW YORK, NY 10036-8299

July 2, 1997

Henry Schein, Inc.

135 Duryea Road

Melville, New York 11747

Re: Registration Statement on Form S-4 covering a Maximum of 3,400,000 Shares of
   Common Stock and 6,200 Warrants to Purchase Common Stock

Ladies and Gentlemen:

We are delivering this opinion in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Henry Schein, Inc. (the "Company") on July 2, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to (i) the up to 3,400,000 shares (the "Shares") of common stock, par value $.01, of the Company (the "Common Stock") to be issued in connection with the merger of Micro Bio-Medics, Inc. ("MBM") with and into a subsidiary of the Company ("Merger Sub") pursuant to the Agreement and Plan of Merger, dated March 7, 1997, among the Company, MBM and Merger Sub, as revised (the "Merger Agreement"), or issuable pursuant to the exercise of the Warrants (as defined below) and (ii) the 6,200 warrants to purchase shares of Common Stock to be issued by the Company pursuant to the Merger Agreement (the "Warrants").

As counsel for the Company, we have reviewed the Amended and Restated Certificate of Incorporation of the Company, resolutions by the Company's board of directors, the Registration Statement and such corporate records and documents as we have deemed relevant and necessary as the basis for this opinion, and have made such investigation of law as we deemed necessary in order to render the opinion hereinafter set forth.

Based upon the foregoing, it is our opinion that the Shares and Warrants will, upon their issuance and sale in accordance with the Registration Statement, be duly authorized and validly issued, fully paid and non-assessable under the New York Business Corporation Law as in effect on this date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the heading "Legal Matters" in the Proxy Statement/Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

PROSKAUER ROSE LLP